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BGSF, Inc. Announces Definitive Agreement for INSPYR Solutions to Acquire Its Professional Division for $99 million

PLANO, Texas – June 16, 2025 – BGSF, Inc. (NYSE: BGSF), a leading provider of consulting, managed services, and professional workforce solutions, announced today that it has signed a definitive agreement to sell its Professional Division to INSPYR Solutions (“INSPYR”), a portfolio company of A&M Capital Partners, for $99 million in an all-cash deal.

The definitive agreement between BGSF and INSPYR encompasses BGSF’s Professional segment, comprising its IT Consulting, Finance and Accounting, Managed Solutions, and Near and Offshore Software Engineering practices. This transaction is expected to close during the second half of 2025, subject to shareholder approval and the fulfillment of other customary closing conditions.

“Today, we are excited for this milestone and the journey ahead for our Professional team as they help lead the next phase of growth as part of INSPYR. We are extremely proud of all the talented people in the Professional division who contributed to BGSF’s 18 years of success and growth since our founding in 2007, and we wish them the best,” said Beth Garvey, Chair, President, and CEO of BGSF. “I want to thank our dedicated and talented Professional team for their many contributions, and I am confident their expertise, integrity, and commitment will drive further success under INSPYR Solutions.”

Trent Beekman, CEO of INSPYR Solutions, commented, “We're very excited to announce our plan to acquire BGSF’s professional workforce solutions division. We look forward to welcoming these exceptional teams to the INSPYR Solutions family and working together to reach new heights in our industry. This acquisition will further strengthen INSPYR Solutions’ technology and talent solutions with the addition of new strategic partnerships.”

As a result of the transaction, Beth Garvey will transition from her role within BGSF to pursue other interests effective July 1, 2025. In addition, Board Member Cynthia (Cynt) Marshall, will also be resigning effective July 1, 2025. The Board has selected Kelly Brown, President of Property Management Division and Keith Schroeder, Chief Financial Officer to act as interim co-CEO’s following the departure of Ms. Garvey. Their focus will be on growing the Property Management Division and right sizing the Company.

“We thank Beth for her many efforts and accomplishments during her 12-year career at BGSF. Beth led the integration efforts following multiple acquisitions during her time as COO and as CEO led the efforts to expand our service platform as well as lead the tech modernization efforts of the company. We wish Beth all the best in her future endeavors” said Doug Hailey, Board Director of BGSF.

BGSF intends to use the net proceeds to substantially eliminate its outstanding debt and to make advantageous investments in its Property Management business. The Board will work with its financial advisors to determine the best use of the remaining proceeds to maximize shareholder value while continuing to evaluate its strategic alternatives.

Houlihan Lokey served as the exclusive financial advisor to BGSF. Norton Rose Fulbright US LLP acted as legal counsel to BGSF and Kirkland & Ellis acted as legal counsel to INSPYR.

About BGSF

BGSF provides consulting, managed services and professional workforce solutions to a variety of industries through its various divisions in IT, Finance & Accounting, Managed Solutions, and

Property Management. BGSF has integrated several regional and national brands achieving scalable growth. The Company was ranked by Staffing Industry Analysts as the 97th largest U.S. staffing company and the 49th largest IT staffing firm in 2024. The Company’s disciplined acquisition philosophy, which builds value through both financial growth and the retention of unique and dedicated talent within BGSF’s family of companies, has resulted in a seasoned management team with strong tenure and the ability to offer exceptional service to our field talent and client partners while building value for investors. For more information on the Company and its services, please visit its website at www.bgsf.com.

About INSPYR Solutions

Technology is our focus and quality is our commitment. As a national expert in delivering flexible technology and talent solutions, we strategically align industry and technical expertise with our clients’ business objectives and cultural needs. Our solutions are tailored to each client and include a wide variety of professional services, project, and talent solutions. By always striving for excellence and focusing on the human aspect of our business, we work seamlessly with our talent and clients to match the right solutions to the right opportunities. Learn more about us at inspyrsolutions.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding obtaining customary shareholder approval, satisfying closing conditions, the closing, including its timing, of the sale of BGSF’s Professional Division, the use of proceeds of the sale, the projected operational and financial performance of BGSF and its various subsidiaries, including following the sale of BGSF’s Professional Division, its offerings of services and solutions and developments and reception of its services and solutions by client partners, and BGSF’s expectations, hopes, beliefs, intentions, plans, prospects, or strategies regarding the future revenue and the business plans of BGSF’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “endeavor,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of BGSF considering their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on BGSF as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting BGSF will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the closing conditions for the sale of BGSF’s Professional Division not being satisfied, the ability of the parties to close the transaction on the expected closing timeline or at all, the ability of BGSF to service or otherwise pay its debt obligations, including in the event the closing does not occur, the mix of services or solutions utilized by BGSF’s client partners and such client partners’ needs for these services or solutions, market acceptance of new offerings of services or solutions, the ability of BGSF to expand what it does for existing client partners as well as to add new client partners, whether BGSF will have sufficient capital to operate as anticipated, the impact the transaction or its announcement may have on BGSF’s operations, team members, field talent, client partners, and other constituents, the demand for BGSF’s services and solutions, economic activity in BGSF’s industry and in general, and certain risks, uncertainties, and assumptions described in BGSF’s most recently filed Annual Report on Form 10-K under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. BGSF undertakes no obligation to update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as may be required under applicable securities laws.

Additional Information and Where to Find It

In connection with the proposed transaction, BGSF will file with the Securities and Exchange Commission (the “SEC”) and mail to BGSF’s shareholders a proxy statement. BEFORE MAKING ANY VOTING DECISION, BGSF’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and shareholders may obtain a free copy of documents filed by BGSF with the SEC at the SEC’s website at www.sec.gov. In addition, investors and shareholders may obtain a free copy of BGSF’s filings with the SEC from BGSF’s website at https://investor.bgsf.com/events-and-presentations/default.aspx

Participants in the Solicitation

BGSF and certain of its directors, executive officers, and certain other members of management and employees of BGSF may be deemed to be participants in the solicitation of proxies from shareholders of BGSF in favor of the proposed transaction. Information about directors and executive officers of BGSF is set forth in BGSF’s most recent Annual Report on Form 10-K, as filed with the SEC. Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement with respect to the proposed transaction that BGSF will file with the SEC and furnish to BGSF’s shareholders.

CONTACTS:
Steven Hooser or Sandy Martin
Three Part Advisors
ir@BGSF.com 214.872.2710 or 214.616.2207

Source: BGSF, Inc.